Exhibit 21.1

Dendreon Corporation

List of Subsidiaries

Legal Name	Jurisdiction	Percent Owned
Dendreon Holdings, LLC	Delaware	100%[1]

Dendreon Distribution, LLC	Delaware	100%[2]

Dendreon Manufacturing, LLC	Delaware	100%[3]

Dendreon UK Limited	England and Wales	100%[4]

Dendreon Holdings (Netherlands) B.V.	The Netherlands	100%[5]

Dendreon Germany GmbH	Germany	100%[6]

Dendreon Operations B.V.	The Netherlands	100%[7]

(1)	Dendreon Corporation is the sole manager and member of Dendreon Holdings, LLC.
(2)	Dendreon Corporation is the sole manager and member of Dendreon Holdings, LLC, which is the sole manager and member of Dendreon Distribution, LLC.
(3)	Dendreon Corporation is the sole manager and member of Dendreon Holdings, LLC, which is the sole manager and member of Dendreon Manufacturing, LLC.
(4)	Dendreon Corporation is the sole shareholder of Dendreon Holdings (Netherlands) B.V., which is the sole subscriber and member of Dendreon UK Limited.
(5)	Dendreon Corporation is the sole shareholder of Dendreon Holdings (Netherlands) B.V.
(6)	Dendreon Corporation is the sole shareholder of Dendreon Holdings (Netherlands) B.V., which is the sole shareholder of Dendreon Germany GmbH.
(7)	Dendreon Corporation is the sole shareholder of Dendreon Holdings (Netherlands) B.V., which is the sole shareholder of Dendreon Operations B.V.